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                                                                    Exhibit 99.8

                        CONSENT TO BE NAMED AS A TRUSTEE


     I, James H. Polk, III, hereby consent to be nominated as a trustee of Archstone-Smith Trust and to be named as such in the Archstone-Smith Trust registration statement on Form S-4 and in the Archstone Communities Trust registration statement on Form S-4 filed with the Securities and Exchange Commission.


Dated: June 22, 2001                   /s/ James H. Polk, III
                                       ------------------------
                                           James H. Polk, III